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                                                                  EXHIBIT 12 (B)


                           DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


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                                                                                  QUARTER ENDED
                                                                                  MARCH 31, 2002
                                                                                  --------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 54,119
  Plus:
     Fixed Charges (excluding capitalized interest)                                   61,830
                                                                                    --------

TOTAL EARNINGS                                                                      $115,949
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $ 66,543
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 305
     An estimate of the interest component within rental expense                         633
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                        67,481
                                                                                    --------

Preferred dividends                                                                    2,352
Ratio of pre tax income to net income                                                  1.163
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              2,735
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $ 70,216
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.65
                                                                                    ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                      $ 54,119
  Plus:
     Fixed Charges (excluding capitalized interest)                                   45,139
                                                                                    --------

TOTAL EARNINGS                                                                      $ 99,258
                                                                                    ========

FIXED CHARGES:
     Interest expensed and capitalized                                              $ 49,852
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                 305
     An estimate of the interest component within rental expense                         633
                                                                                    --------

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                                        50,790
                                                                                    --------

Preferred dividends                                                                    2,352
Ratio of pre tax income to net income                                                  1.163
                                                                                    --------

PREFERRED DIVIDEND FACTOR                                                              2,735
                                                                                    --------

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                                   $ 53,525
                                                                                    ========

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                        1.85
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